EXHIBIT 99.1    PRESS RELEASE

CONTACT:
-------
C. WILLIAM LANDEFELD
PRESIDENT & CHIEF EXECUTIVE OFFICER
CITIZENS FIRST FINANCIAL CORP.
(309) 661-8700

FOR IMMEDIATE RELEASE
---------------------

                         CITIZENS FIRST FINANCIAL CORP.
                    ANNOUNCES COMPLETION OF STOCK REPURCHASE
                            AND SALE OF BRANCH OFFICE


      Bloomington, Illinois, December 24, 1997 -- Citizens First Financial Corp. (AMEX- CBK) (the "Company"), the parent company of Citizens Savings Bank, F.S.B. (the "Bank") announces the completion of the repurchase of 10% of its outstanding shares of common stock. The repurchase program was approved by the Office of Thrift Supervision on December 24, 1996. The 281,750 shares were repurchased at prices ranging from $13.532 to $18.563, with an average price of $16.04.

      On November 29, 1997, the Bank completed the sale of an office in Chenoa, Illinois to the State Bank of Graymont. The sale of the $6.2 million of deposits at an 8.0% premium resulted in an after-tax gain of $303,700 and the sale of the branch facilities resulted in an after-tax gain of $16,300.

      The Bank currently has six offices in Central Illinois.